EXHIBIT 10.10

OPTION AGREEMENT

July 22, 2005

Insider Optionees listed on Schedule A
c/o Phoenix India Acquisition Corp.
711 Fifth Avenue, Suite 401
New York, NY 10022

Ladies and Gentlemen:

Phoenix India Acquisition Corp. (the “Company”) hereby grants to the persons and entities identified on Schedule A attached hereto (the “Insiders”) options to purchase up to an aggregate of 468,750 (the “Insider Options”) of the Company’s units (the “Units”), each Unit consisting of one share of common stock, par value $.0001 per share, of the Company and one common stock purchase warrant, at an exercise price of $.008 per Unit (the “Exercise Price”), to be distributed on a pro rata basis, in the event, and to the extent, the underwriters exercise their option to purchase up to an additional 1,875,000 Units (the “Over-allotment Option”) in connection with the Company’s initial public offering.

The Insider Options shall become exercisable only upon the exercise of the Over-allotment Option and shall expire at 5:00 p.m. New York time on the third day thereafter. The number of Insider Options that shall be distributed to the Insiders upon exercise of the Over-allotment Option shall be the product of (i) the number of Units exercised under the Over-allotment Option multiplied by 0.25 and (ii) the percentage set forth on Schedule A (the “Available Options”). Exercise of the Available Options may then be made on behalf of all the Insiders by the payment of the Exercise Price to the Company by any one or more Insiders.

Very truly yours,

PHOENIX INDIA ACQUISITION CORP.

By:

__________________________________________

Ramesh Akella, President and Chief Strategy Officer

Schedule A
Stockholders	Percentage of Over- Allotment Option
Jagan Akella	0.64%
Sujan Akella	0.64%
Jacqueline Fernandez	0.64%
Ramesh Akella	26.83%
Raju Panjwani	23.75%
Rohan Phansalkar	0.48%
Eva Michalik-Phansalkar	0.48%
Rohit Phansalkar, as Custodian for,
Noelle Phansalkar-Michalik	0.48%
Nishelle Phansalkar-Michalik	0.48%
Rohit Phansalkar	21.82%
The Morningstar Trust	2.38%
The Sunrise Trust	2.38%
The Luna Trust	9.50%
The Aurora Trust	9.50%